UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________

FORM 8-K/A-1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 29, 2006

Golden Eagle International, Inc.
(Name of small business issuer as specified in its charter)

Colorado	0-23726	84-1116515
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

9661 South 700 East, Salt Lake City, Utah 84070
Address of principal executive offices

801-619-9320
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On December 29, 2006, Golden Eagle International, Inc. (hereafter referred to as “us” or “we”) entered into the following four separate Series B Contingent Convertible Preferred Stock Subscription Agreements (“Subscription Agreement” or “Subscription Agreements”) that provide for the exchange of an aggregate of 1,988,599 shares of our Series B contingent convertible preferred stock for debt totaling $1,988,598, which comprised our debt in default to the subscribers named below.

1)
Subscription Agreement with Dewey Williams and The Dewey L. Williams Profit Sharing Plan and Trust (collectively “the Williams Group”) providing for the issuance of 28,899 shares of Series B Contingent Convertible Preferred Stock to the Williams Group for a price of $1.00 per share in exchange for satisfaction of $28,898.83 that we owed to the Williams Group;

2)
Subscription Agreement with Mary A. Erickson providing for the issuance of 25,960 shares of Series B Contingent Convertible Preferred Stock to Mary A. Erickson for a price of $1.00 per share in exchange for satisfaction of $25,959.65 that we owed to Mary A. Erickson;

3)
Subscription Agreement with Golden Eagle Mineral Holdings, Inc. (“GEMH”), an entity unaffiliated with us, providing for the issuance of 1,251,090 shares of Series B Contingent Convertible Preferred Stock to GEMH for a price of $1.00 per share in exchange for satisfaction of $1,251,089.78 that we owed to GEMH; and

4)
Subscription Agreement with Lone Star Equity Group, LLC (“Lone Star”) providing for the issuance of 682,650 shares of Series B Contingent Convertible Preferred Stock to Lone Star for a price of $1.00 per share in exchange for satisfaction of $682,649.94 that we owed to Lone Star.

In connection with these Subscription Agreements and as reflected in more detail below in Item 3.03, on December 29, 2006, our board of directors voted to approve a Certificate of Designation of the Preferences and Rights of Series B Contingent Convertible Preferred Stock (“Certificate of Designation”) as described below. These Subscription Agreements were executed prior to our filing of the Articles of Amendment to the Company’s Articles of Incorporation with the Colorado Secretary of State designating the Series B contingent convertible preferred stock, as discussed in Item 5.03 below.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

(a) On December 29, 2006, we issued 1,988,599 shares of our Series B contingent convertible preferred stock to four accredited investors in exchange for their investment of $1,988,598. These shares of Series B contingent convertible preferred stock were issued prior to our filing of the Articles of Amendment to the Company’s Articles of Incorporation with the Colorado Secretary of State designating the Series B contingent convertible preferred stock, as discussed in Item 5.03 below.

(b) There were no placement agents or underwriters involved in the transactions and no underwriting discounts or commissions were paid in connection with the transactions.

(c) The transactions were completed when pending loans for $1,988,598 from the four accredited investors were converted to 1,988,599 shares of our Series B contingent convertible preferred stock on December 29, 2006, and upon the effectiveness of the related Articles of Amendment, as discussed in Item 5.03 below.

(d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) and Rule 506 of Regulation D under the Securities Act of 1933 for these transactions. We believed these exemptions were available because:

•	All purchasers were accredited investors;
•	There was no general solicitation or general advertising involved in the offer or sale;

•	The offer and sale did not involve a public offering; and
•
We will be placing restrictive legends on the certificates representing these securities issued to the accredited investors stating that the securities were not registered under the Securities Act of 1933 and are subject to restriction on their transferability and resale.

(e) Our Series B contingent convertible preferred stock is convertible for common shares of our stock at the conversion ratio of 250 shares of common stock for every 1 share of Series B contingent convertible preferred.  We have no registration obligation with respect to the shares of Series B contingent convertible preferred stock issued.

(f) We have previously used the loan proceeds for general corporate purposes. We have reduced the debt on our balance sheet for which we have exchanged our Series B contingent convertible preferred stock and made a corresponding entry to the equity section of our balance sheet.

Item 3.03 Material Modification to Rights of Security Holders

On December 29, 2006 our board of directors voted to approve the Certificate of Designation, which designates 4.5 million Series B contingent convertible preferred shares out of our 10 million authorized preferred shares. Further, the Certificate of Designation fixes the value of each Series B preferred share at $1.00 per share and makes each one of those Series B preferred shares convertible to 250 of our common shares, contingent upon additional common shares being available should our shareholders authorize an increase in our number of common shares. Except for ten unissued shares, we have reached the limit of our authorized common shares.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 29, 2006, at a special meeting of our board of directors, our board of directors approved an amendment to our Articles of Incorporation establishing the rights, preferences, privileges and restrictions of, and the number of shares comprising our Series B contingent convertible preferred stock consisting of 4,500,000 shares. On January 10, 2007, we filed the Articles of Amendment to our Articles of Incorporation with the Colorado Secretary of State designating the Series B contingent convertible preferred stock (See Exhibit 3.1). These Articles of Amendment became effective on January 10, 2007. As a result, we have:

•	3,500,000 shares of Series A stock designated, no shares of which are outstanding;

•	4,500,000 shares of Series B contingent convertible preferred stock authorized and, as a result of the transactions described above, 1,988,598 shares of which are outstanding; and

•	2,000,000 shares of preferred stock that have not yet been designated.

We presently have no plans to issue any additional shares of our Series B contingent convertible preferred stock. We also presently have no plans to issue any additional shares of the Series A preferred stock, or any other shares of preferred stock.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

3.1 Articles of Amendment filed with the Colorado Secretary of State on January 10, 2007.

4.1 Certificate of Designation of the Preferences and Rights of Series B Contingent Convertible Preferred Stock (filed with the original Form 8-K report as Exhibit 1.1).

10.1 Series B Contingent Convertible Preferred Stock Subscription Agreement for Golden Eagle Mineral Holdings, Inc. (filed with the original Form 8-K report as Exhibit 1.2).

10.2 Series B Contingent Convertible Preferred Stock Subscription Agreement for Lone Star Equity Group, LLC (filed with the original Form 8-K report as Exhibit 1.3).

10.3 Series B Contingent Convertible Preferred Stock Subscription Agreement for the Dewey L. Williams Profit Sharing Plan and Trust & Dewey L. Williams (filed with the original Form 8-K report as Exhibit 1.4).

10.4 Series B Contingent Convertible Preferred Stock Subscription Agreement for Mary A. Erickson (filed with the original Form 8-K report as Exhibit 1.5).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of January, 2007.

Golden Eagle International, Inc.

By:	/s/ Terry C. Turner
Terry C. Turner,
President and Chief Executive Officer